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Exhibit 5.13

ATTORNEYS AT LAW 555 SOUTH FLOWER STREET, SUITE 3500 LOS ANGELES, CA 90071-2411 213.972.4500 TEL 213.486.0065 FAX foley.com CLIENT/MATTER NUMBER 151192-0177

                      September 26, 2011

Kutz Ambulance Service, Inc.
c/o Emergency Medical Services Corporation
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111

Paramed, Inc.
c/o Emergency Medical Services Corporation
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111

Deveboise & Plimpton LLP
919 Third Avenue
New York, New York 10022

    Re:
    Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special Michigan counsel to Paramed, Inc., a Michigan corporation (the "Michigan Guarantor"), and as special Wisconsin counsel to Kutz Ambulance Service, Inc., a Wisconsin corporation (the "Wisconsin Guarantor"), in connection with the preparation and filing on September 26, 2011 by Emergency Medical Services Corporation, a Delaware corporation ("EMSC") with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), relating to an offer to exchange (the "Exchange Offer") up to $950,000,000 aggregate principal amount of EMSC's new 8.125% Senior Notes due 2019 (the "New Notes"), which are subject to the Registration Statement, for an equal aggregate principal amount of EMSC's outstanding 8.125% Senior Notes due 2019, which were issued in transactions not registered under the Securities Act (the "Old Notes"). The Old Notes were issued, and the New Notes will be issued, pursuant to an Indenture, dated as of May 25, 2011 (the "Indenture"), as amended and supplemented, by and among EMSC, as issuer, Wilmington Trust FSB, as trustee, the Michigan Guarantor, the Wisconsin Guarantor, and the other subsidiary guarantors party thereto. The obligations of EMSC pursuant to the New Notes are each to be guaranteed by the Michigan Guarantor and the Wisconsin Guarantor as set forth in the Indenture (the "Guarantees").

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	SILICON VALLEY
BRUSSELS	LOS ANGELES	NEW YORK	SAN DIEGO/DEL MAR	TALLAHASSEE
CHICAGO	MADISON	ORLANDO	SAN FRANCISCO	TAMPA
DETROIT	MIAMI	SACRAMENTO	SHANGHAI	TOKYO
WASHINGTON, D.C.

Kutz Ambulance Service, Inc.
Paramed, Inc.
Deveboise & Plimpton LLP
September 26, 2011

        In connection with the foregoing, we have examined:

          a.     the Articles of Incorporation of the Michigan Guarantor and all amendments thereto, and the Bylaws of the Michigan Guarantor, each certified as of the date hereof by the Secretary or an Assistant Secretary of the Michigan Guarantor;

          b.     the Articles of Incorporation of the Wisconsin Guarantor and all amendments thereto and the Restated By-Laws of the Wisconsin Guarantor, each certified as of the date hereof by the Secretary or an Assistant Secretary of the Wisconsin Guarantor;

          c.     the Indenture; and

          d.     the form of New Note.

        We have also reviewed such other corporate records of the Michigan Guarantor and the Wisconsin Guarantor, such certificates of public officials and such other matters regarding the Michigan Guarantor and the Wisconsin Guarantor as we have deemed necessary or appropriate for the purposes of this opinion letter. For the purposes of our opinions stated in paragraph 1 below, we have relied solely on certificates, each dated a recent date, issued by the Department of Licensing and Regulatory Affairs of the State of Michigan and by the Department of Financial Institutions of the State of Wisconsin, as to the Michigan Guarantor and the Wisconsin Guarantor, respectively.

        Based upon and subject to the foregoing and the limitations, qualifications and exceptions set forth herein, when the Registration Statement, as then amended, shall have become effective under the Securities Act, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

        1.     Each of the Michigan Guarantor and the Wisconsin Guarantor is a corporation validly existing and in good standing (or its equivalent) under the laws of the state of its incorporation.

        2.     Each of the Michigan Guarantor and the Wisconsin Guarantor has the corporate power and authority to execute, deliver and perform its respective obligations under the Indenture, including the Guarantees.

        3.     The execution, delivery and performance by the Michigan Guarantor and the Wisconsin Guarantor, respectively, of the Indenture, including the Guarantees set forth therein, have been duly authorized by all necessary corporate action on the part of the Michigan Guarantor and the Wisconsin Guarantor, as applicable.

* * * * *

Kutz Ambulance Service, Inc.
Paramed, Inc.
Deveboise & Plimpton LLP
September 26, 2011

        All of the opinions expressed by us above are specifically subject to the following exceptions, qualifications and limitations:

        A.    We express no opinion as to the enforceability of any provision of the Indenture or the New Notes against any party thereto.

        B.    Our opinions expressed herein are limited to matters governed by the laws of the State of Michigan with respect to the Michigan Guarantor and by the laws of the State of Wisconsin with respect to the Wisconsin Guarantor, without giving effect to the principles of conflict of laws of either such State. We express no opinion or other assurance herein with respect to the laws of any other jurisdiction.

* * * * *

        We hereby consent to the reference to our firm under the caption "Validity of the Notes" in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                      Very truly yours,

                      /s/ Foley & Lardner LLP
                      Foley & Lardner LLP

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  Exhibit 5.13